Exhibit 1.1

LADDER CAPITAL CORP

Class A Common Stock

($0.001 Par Value)

AT-THE-MARKET EQUITY DISTRIBUTION AGREEMENT

January 3, 2019

[                     ]

[                     ]

[                     ]

Ladies and Gentlemen:

Ladder Capital Corp, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through [                     ], as sales agent and/or principal (the “Agent”), shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value (the “Common Stock”), having an aggregate gross sales price of up to $100,000,000 on the terms set forth in Section 2 of this At-the-Market Equity Distribution Agreement (this “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex 1 hereto, relating to such sale in accordance with Section 2 of this Agreement.

The Company has also entered into three other separate, but parallel At-the-Market Equity Distribution Agreements (collectively, the “Alternative Equity Distribution Agreements”), dated as of even date herewith, with [                     ], [                     ] and [                     ] (each an “Alternative Agent” and together with the Agent, the “Sales Agents”). This Agreement and the Alternative Equity Distribution Agreements are hereinafter referred to as the “Equity Distribution Agreements.” Whenever the Company determines to sell the Shares directly to each Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Annex I to the Alternative Equity Distribution Agreements. The aggregate gross sales price of the Shares that may be sold pursuant to the Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the aggregate gross sales price set forth in the preamble paragraph of this Agreement.

Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement, as amended, of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Operating Partnership”), dated as of December 31, 2014 (as amended, the “OP Agreement”), upon receipt of the net proceeds of the sale of the Shares on each Settlement Date (as defined below), the Company will contribute such net proceeds to Series REIT (as defined in the OP Agreement) in exchange for a number of newly-issued Series REIT LP Units (as defined in the OP Agreement) that is equivalent to the number of Shares sold to the Agent on such date (the “Company Series REIT LP Units”) in accordance with the terms and provisions of the OP Agreement.

As used in this Agreement:

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (each as defined below) (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement or the Prospectus, as the case may be, at the relevant time.

The term “Transaction Entities” means the Company together with the Operating Partnership.

Section 1.  Representations and Warranties.

Each of the Transaction Entities, jointly and severally, represents and warrants to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earnings Report Date (as defined in Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below); provided, however, that the Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth in Section 11, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth in Section 11), suspend any sale of Shares (in each case, a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s respective obligations with respect to any Shares sold hereunder prior to the giving of such notice, and that the Transaction Entities shall not make the representations and warranties of the Transaction Entities contained in this Section 1 until the end of the Suspension Period; provided, further, that provision of the representations and warranties contained in this Section 1 by the Transaction Entities shall be a condition precedent to the commencement of any offering of Shares under this Agreement upon the termination of the Suspension Period:

(a)                                 The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333- 216806) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which has become effective. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. The base prospectus filed as part of such Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”. The prospectus supplement in the form first furnished or made available to the Agents for use in connection with the offering of the Shares is hereinafter called the “Prospectus Supplement”. The Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”. Any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the

Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

The Company meets the requirements for use of Form S-3 under the 1933 Act. The Shares have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Sales Agents pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission under the Exchange Act.

(b)                                 As of each Applicable Time (as defined below) and each Settlement Date neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use therein, it being understood and agreed that the only such information is that set forth in Exhibit A hereto.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) under the 1933 Act).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the

Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the 1933 Act, whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)                                  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Schedule I hereto sets forth all of the subsidiaries of the Company, each of which has been duly organized and is validly existing as a corporation, limited liability company, limited liability limited partnership or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not (A) individually or in the aggregate, have a material adverse effect on the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and of its subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”) and, together, they are the only subsidiaries, direct or indirect, of the Company. The Company and its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect. The outstanding shares of capital stock, membership interests or partnership interests of each of the Company’s direct and indirect subsidiaries have been duly authorized and validly issued, and, to the extent applicable, are fully paid and non-assessable, and, except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company or another subsidiary of the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests or partnership interests in the Company’s subsidiaries are outstanding as of the applicable Settlement Date, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)                                 The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and, when issued and paid for as contemplated with this Agreement and any Terms Agreement, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the shares of Common Stock or the issue and sale thereof. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the filing of the Prospectus nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(e)                                  The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus.  All of the equity capital of the Company and the Operating Partnership, including the Shares and the Series Units (as defined in the OP Agreement), conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the requirements prescribed by the Delaware General Corporation Law, the New York Stock Exchange and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f)                                   The outstanding Series Units have been duly authorized and validly issued; the Company Series REIT LP Units to be issued and sold to the Company have been duly authorized and, when issued and paid for as contemplated by the OP Agreement, will be validly issued; and no preemptive or similar rights of unitholders exist with respect to any of the Series Units or the issue and sale thereof.

(g)                                  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as of the applicable Settlement Date, there will be no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, respectively, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(h)                                 The Commission has not issued an order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s actual knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contains or will contain, all statements which are required to be stated therein by, and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto, at their respective times of issuance, did not contain, and, at each Representation Date, will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Sales Agent, specifically for use therein, it being understood and agreed that the only such information is that set forth in Exhibit A hereto.

(i)                                     No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any other prospectus deemed to be a part thereof that has not been superseded or modified.

(j)                                    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic road show.

(k)                                 (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(m)                             The financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the statements of income and comprehensive income, changes in capital and cash flows of the Company and its consolidated subsidiaries for the periods specified present fairly in all material respects the results of operations of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The balance sheet of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the date indicated; said balance sheet has been prepared in conformity with GAAP and complies with the Commission’s rules and guidelines with respect thereto. The selected historical consolidated financial information and the summary financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Company included therein and comply with the Commission’s rules and guidelines with respect thereto. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the 1933 Act to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(n)                                 PricewaterhouseCoopers LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations and the Public Company Accounting Oversight Board (United States) as required by the 1933 Act.

(o)                                 Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the

Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) as of the effectiveness of the Registration Statement and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. As of the date of the initial filing of the registration statement referred to in Section 1(a) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(p)                                 There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the actual knowledge of the Company, threatened against the Company or any of its subsidiaries, or to which any property of the Company or its subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no instruments or contracts that are required to be filed as exhibits to the Registration Statement pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K, respectively, that are not so filed.

(q)                                 The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all of the properties and assets that are material to the respective businesses of the Company and its subsidiaries, subject to no lien, mortgage, pledge, charge or encumbrance of any kind other than those reflected in such financial statements or described or disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    The Company and its subsidiaries have filed all U.S. federal, state and other tax returns which have been required to be filed and, have paid all taxes indicated by such returns and all assessments received by them or any of them through the date hereof to the extent that such taxes have become due and are not delinquent or being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Company of Shares under this Agreement.

(t)                                    Since the date of the most recent financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, (ii) there has not been any transaction entered into that is material to the Company and its subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)                                 Neither the Company nor any of its material subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 The execution and delivery of this Agreement and any Terms Agreement by each of the Transaction Entities, to the extent party thereto, and the consummation of the transactions contemplated herein or in any Terms Agreement, including with respect to the issuance of the Shares and the Company Series REIT LP Units, and the fulfillment of the terms hereof do not and will not violate or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (i) under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties is bound, or (ii) of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company, or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such violation, conflict, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)                               The execution and delivery of, and the performance by each of the Company and the Operating Partnership of their respective obligations under, this Agreement has been duly and validly authorized by all necessary corporate or limited partnership action on the part of the Company and the Operating Partnership, respectively, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.

(x)                                 Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, including with respect to the issuance of the Shares and the Company Series REIT LP Units, has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the New York Stock Exchange (“NYSE”), the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Sales Agents under state securities or Blue Sky laws).

(y)                                 Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(z)                                  Except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the actual knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(aa)                          The information technology systems used by the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                          Neither the Company nor, to the Company’s actual knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(cc)                            Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd)                          The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company’s knowledge, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not have actual knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)                            The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ff)                              The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(gg)                            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s actual knowledge, threatened.

(hh)                          Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, employee, controlled affiliate or representative, of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor its subsidiaries have knowingly engaged in during the past three years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)                                  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any provision of the Bribery Act

2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The Company, its subsidiaries and their controlled affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(jj)                                The Company and each of its subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Company nor any of its subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company and its subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)                                Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)                                  [RESERVED].

(mm)                  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants that would, with respect to clause (x), (y) or (z), individually or in the aggregate, have a Material Adverse Effect, and have no actual knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which would not, individually or in the aggregate, have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that would, individually or in the aggregate, have a Material Adverse Effect.

(nn)                          None of the Company and its subsidiaries anticipates capital expenditures material to the Company and its subsidiaries, taken as a whole, relating to any Environmental Laws.

(oo)                          There are no relationships, direct or indirect, or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus by the rules of the Commission which have not been described in such documents as required.

(pp)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(qq)                          No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the actual knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not aware of any impending change to the members of its senior management team, including its chief executive officer, president, chief financial officer, head of merchant banking and capital markets and head of asset management, not otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(rr)                                Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss)                              The disclosure contained in the “Business—Regulation—Regulation as an Investment Adviser,” “—Regulation as a Broker-Dealer,” and “—Regulation as a Captive Insurance Company” sections incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly and accurately summarize in all material respects the matters set forth therein.

(tt)                                The Company made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ending December 31, 2015, and such election has at all times remained in effect. Commencing with its taxable year ending December 31, 2015, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under Code.

(uu)                          The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein; the Company’s operating policies, investment guidelines and operating policies described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(vv)                          Except as described in the General Disclosure Package and the Prospectus, no Transaction Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be required to be integrated with the sale of the Shares.

Any certificate signed by any officer or other authorized signatory of the Company or the Operating Partnership and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

Section 2. Sale and Delivery of Shares.

(a)                                 Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)                                 The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. On any Trading Day, the Company shall sell Shares through only one of the Sales Agents, but in no event through more than one Sales Agent and the Company shall give prior notice to the Sales Agents by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the Agent) to notify any change of the Sales Agent through whom the sale of Shares will be effected and the Company shall in no event request that Agent and any Alternative Agent sell Shares on the same day. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of the Sales Agents are acting for the Company in a capacity other than as Agent under the Equity Distribution Agreements, any Terms Agreement or any Alternative Terms Agreement. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that

(A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under the Equity Distribution Agreements, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or (iii) in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agent in writing; provided, however, that clause (iii) of this Section 2(c) shall not apply until the earlier of (x) the approval for listing of the Shares on the NYSE or (y) three business days after the date hereof.

(d)                                 The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Agreement. The Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required with an itemization of such deductions.  Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares that would constitute a sale of a “block” under Rule 10b-18(a)(5) under the 1934 Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e)                                  The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.

(f)                                   Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to the Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, (iii) authorized from time to time to be issued and sold under the Equity Distribution Agreements, any Terms Agreement or any Alternative Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or (iv) approved for listing on the NYSE; provided, however, that clause (iv) of this

Section 2(f) shall not apply until the earlier of (x) the approval for listing of the Shares on the NYSE or (y) three business days after the date hereof. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.

(g)                                  Other than during a Suspension Period, if either party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under the Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, that such notice shall be a condition precedent to the commencement of any offering of Shares under this Agreement upon the termination of the Suspension Period, if applicable.

(h)                                 Settlement for sales of Shares pursuant to this Section 2 will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)                                     Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, any Shares and, by notice to the Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Agent believes the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from the period commencing on the 10th business day prior to the date and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)                                    If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officer’s quotations) (each, a “Special Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officer’s certificate to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(f), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate, subject to further agreement between the Company and the Agent, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(p) hereof and (iv) file such Special Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Special Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.

Section 3.  Covenants.   The Company covenants and agrees with the Agent:

(a)                                 During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to promptly notify the Sales Agents of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agent with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Sales Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)                                 Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself or any of its subsidiaries to taxation in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)                                  The Company will make generally available, as soon as practicable after the execution of this Agreement and thereafter during any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)                                  To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(f)                                   To use the Net Proceeds received by it from the sale of the Shares pursuant to the Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement in the manner specified in the General Disclosure Package.

(g)                                  In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will use its reasonable best efforts to maintain such listing.

(h)                                 To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)                                     In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Sales Agents under the Equity Distribution Agreements, any Terms Agreement or any Alternative Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Sales Agents with respect to sales of Shares pursuant to the Equity Distribution Agreements, any Terms Agreement or any Alternative Terms Agreement.

(j)                                    Upon commencement of the offering of Shares under this Agreement and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act) or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) the date on which any Special Earnings 8-K, if applicable, shall be filed with the Commission only as contemplated by Section 2(j) hereof (a “Company Special Earnings Report Date”), or Company Periodic Report Date, (iii) promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) and (iv) termination of a Suspension Period if another Representation Date (as defined below) occurred during such Suspension Period (a “Suspension Period Termination Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Special Earnings Report Date, Company Periodic Report Date, Request Date and Suspension Period Termination Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agent a certificate the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent, stating (x) the number of shares remaining available for sale pursuant to the Equity Distribution Agreements and (y) to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(f), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate and to state the number of shares remaining available for sale pursuant to the Equity Distribution Agreements; provided, however, that the delivery requirements of this Section 3(j) shall not be in effect during a Suspension Period. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)                                 Upon commencement of the offering of Shares under this Agreement and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agent the written opinion and letter of the counsel to the Company, dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance); provided, however, that the delivery requirements of this Section 3(k) shall not be in effect (i) during a Suspension Period, (ii) for any Company Special Earnings Date, (iii) for a Company Periodic Report Date for the Company’s first fiscal quarter or third fiscal quarter, or (iv) for any period prior to the Company Periodic Report Date for the Company’s fiscal year ended December 31, 2018. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)                                     Upon commencement of the offering of Shares under this Agreement and promptly after each other Representation Date, the Company will cause PricewaterhouseCoopers LLP, or other independent registered public accounting firm reasonably satisfactory to the Agent, to furnish to the Agent a letter, in form reasonably satisfactory to the Agent, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter; provided, however, that the delivery requirements of this Section 3(l) shall not be in effect (i) during a Suspension Period, (ii) for any Company Special Earnings Date, (iii) for a Company Periodic Report Date for the Company’s first fiscal quarter or third fiscal quarter, or (iv) for any period prior to the Company Periodic Report Date for the Company’s fiscal year ended December 31, 2018. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(m)                             Promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agent a certificate from the Company’s Chief Financial Officer (or equivalent position thereof) the date of delivery thereof to the Agent, in the form attached as Exhibit B hereto, provided, however, that for a Representation Date associated with a Company Periodic Report for the Company’s first fiscal quarter or third fiscal quarter, the Company will furnish or cause to be furnished to the Agent a certificate from the Company’s Chief Financial Officer (or equivalent position thereof) the date of delivery thereof to the Agent, in the form attached as Exhibit C hereto; provided, however, that the delivery requirements of this Section 3(m) shall not be in effect (i) during a Suspension Period, and (ii) for any Company Special Earnings Date.

(n)                                 The Company consents to the Agent trading in the Company’s Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(o)                                 If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(p)                                 The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time, including, but not limited to, on or about each Representation Date, in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(q)                                 Other than during a Suspension Period, the Company will not, without giving the Agent prior written notice no later than the Trading Day prior to the date of the proposed sale (i) specifying the nature of the proposed sale and the date of such proposed sale, in which case the Agent may suspend activity under this program if deemed appropriate by the Agent in light of the proposed sale or (ii) instructing the Agent to suspend activity under this program, (A) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, grant or sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be offered and sold through the Agent pursuant to the Equity Distribution Agreements, any Terms Agreement or any Alternative Terms Agreement; (ii) the shares or other securities issuable pursuant to equity incentive plans, employee benefit plans, qualified stock options plans or other employee compensation plans; and (iii) shares issued in connection with the exchange or conversion, as applicable, of any previously issued exchangeable or convertible securities.

(r)                                    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(s)                                   The Company intends to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2018, and the Company intends to continue to qualify for taxation as a REIT under the Code unless the Company’s board of directors determines that it is no longer in the best interests of the Company and its stockholders to be so qualified.

Section 4.  Free Writing Prospectus.

(a)                                 (i)                                     The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii)                                  the Agent represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5.  Payment of Expenses.

The Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto, in each case, be reasonably requested for use in connection with the offering and sale of the Shares, and the mailing and delivering of copies thereof to the Sales Agents; (ii) costs incident to the preparation, and delivery of this Agreement or any Terms Agreement and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Sales Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys in an amount not to exceed $10,000 in the aggregate; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (vii) the fees and disbursements of a single counsel for the Sales Agents in connection with the establishment of the At-the-Market program pursuant to the Equity Distribution Agreements, up to a maximum amount of $35,000; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 10 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

Section 6.  Conditions of Agent’s Obligation.  The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Transaction Entities herein or in certificates of any officer of any Transaction Entity delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Transaction Entities shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

(b)                                 On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)                                  On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Agent written opinion or opinions, including a tax opinion, dated as of such date, in form and substance satisfactory to the Agent.

(d)                                 At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)                                  On every date specified in Section 3(m) hereof (including, without limitation, on every Request Date), the Company shall furnish to the Agent a certificate from the Company’s Chief Financial Officer (or equivalent position thereof), dated as of such date, in the forms attached as Exhibit B and Exhibit C attached hereto, as applicable.

(f)                                   (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Company and the Operating Partnership will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE (provided, however, that the immediately foregoing requirement shall not apply until the earlier of (x) the approval for listing of the Shares on the NYSE, or (y) three business days after the date hereof) or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agent shall have received from the Transaction Entities a certificate, dated as of the date thereof, of, in the case of the Company, one officer and, in the case of the Operating Partnership, one authorized signor, stating that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Transaction Entities have complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on their part to be performed or satisfied.

(g)                                  Subsequent to the effective date of this Agreement, there shall not have occurred any (i) Material Adverse Effect in or affecting any of the properties or in the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and their subsidiaries considered as one enterprise or on the use or value of the properties as a whole, (ii) any change or decrease specified in the bring-down letter referred to in paragraph (f) of this Section 6 which is, in the judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or of the Shares as contemplated by the General Disclosure Package and the Prospectus, (iii) any downgrading, or any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Transaction Entities or any of their subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act, or (iv) any event or development relating to or involving any of the Transaction Entities, their subsidiaries, or any partner, officer, director or trustee thereof, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Transaction Entities and their counsel or the Agent, requires the making of any addition to or change in the General Disclosure Package in order to state a material fact required by the 1933 Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the General Disclosure Package to reflect such event or development would, in the opinion of the Agent, adversely affect the market for the Shares.

(h)                                 The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(i)                                     On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Agent.

(j)                                    All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(k)                                 The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(l)                                 The Agent shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

Section 7.  Indemnification.

(a)                                 The Transaction Entities, jointly and severally, will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will reimburse the Agent upon demand for any out of pocket and documented legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Transaction Entities shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Transaction Entities by the Agent expressly for use therein, which information is set forth in Exhibit A hereto.

(b)                                 The Agent will indemnify and hold harmless each of the Transaction Entities against any losses, claims, damages or liabilities to which such Transaction Entity may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to such Transaction Entity by the Agent expressly for use therein, which information is set forth in Exhibit A hereto; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under Section 7(a) or Section 7(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable and documented out of pocket fees, costs and expenses of such one separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under Section 7(a) or Section 7(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement.

(e)                                  The obligations of the Transaction Entities under this Section 7 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the 1933 Act; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transaction Entities and to each person, if any, who controls the Transaction Entities within the meaning of the 1933 Act.

Section 8.  Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)                                 The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, including the Alternative Agent, except that (i) with respect to any pending sale through the Agent for the Company or with respect to any pending sale to the Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, including the Alternative Agent, except that the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)                                  In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate such purchase, at any time at or prior to the applicable Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

Section 11.  Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:

[                     ]

[                     ]

[                     ]

Phone: [                     ]

Facsimile: [                     ]

Attention: [                     ]

Email: [•]

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Daniel J. Bursky and Joshua Wechsler

Fax: (212) 859-4000

and if to the Company to:

Ladder Capital Corp

345 Park Avenue, 8th Floor

New York, New York 10154

Attention: Kelly Porcella

with a copy to:

Ladder Capital Corp

345 Park Avenue, 8th Floor

New York, New York 10154

Attention: Marc Fox, Chief Financial Officer

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff

Fax: (212) 446-4900

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12.  Parties.  This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Company and the Operating Partnership and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agent and each person who controls the Company, the Operating Partnership or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13.  Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14.  Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Operating Partnership waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. Each of the Company and the Operating Partnership agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

Section 15.  Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 16.  Counterparts.  This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17.  Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, or the Alternative Terms Agreement, or any Section, paragraph or provision thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 19. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

LADDER CAPITAL CORP

By:
Name:
Title:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:
Name:
Title:

Accepted as of the date hereof:

[ ]

By:
Name:
Title:

SCHEDULE I

Subsidiaries of

Ladder Capital Corp

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

Holding Companies
Ladder Capital Finance Holdings LLLP
Ladder Capital Insurance LLC (parent of Tuebor Captive Insurance Company LLC)	Delaware
Series REIT of Ladder Capital Finance Holdings LLLP	Delaware
Series TRS of Ladder Capital Finance Holdings LLLP	Delaware
Series REIT of Ladder Midco LLC	Delaware
Series TRS of Ladder Midco LLC	Delaware
Ladder Member Corporation	Delaware
Series REIT of Ladder Midco II LLC	Delaware
Series TRS of Ladder Midco II LLC	Delaware
LC TRS I LLC	Delaware
LC TRS III LLC	Delaware
Tuebor TRS IV LLC	Michigan
Ladder Blocker Midco LLC	Delaware

Regulated Subsidiaries
Ladder Capital Asset Management LLC	Delaware
Ladder Capital Securities LLC	Delaware
Tuebor Captive Insurance Company LLC	Michigan

REIT Subsidiaries
Ladder CRE 1 REIT Inc	Delaware
Tuebor REIT Inc	Michigan

Qualified REIT Subsidiaries
GI Ladder Holdco ECI Blocker,Inc	Delaware
GI Ladder Holdco UBTI Blocker, Inc	Delaware
GP09 Ladder Holdings, Inc	Delaware
LCF Ladder Holding Inc	Delaware
Northleaf/Ladder Capital Acquisition Inc.	Delaware
OCP LCF Investment, Inc.	Delaware
Rantawi, Inc.	Delaware
Samuel Nicholson Inc.	Delaware
SCIP Investor LC, LLC	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

SCIP Investor LCII, LLC	Delaware
TCP Ladder Blocker, Inc.	Delaware
TFO Ladder Investment Inc.	Delaware

Lending/Real Estate Debt-Related Subsidiaries
Ladder Capital Finance LLC	Delaware
Series REIT of Ladder Capital Finance I LLC	Delaware
Series TRS of Ladder Capital Finance I LLC	Delaware
Series REIT of Ladder Capital Finance II LLC	Delaware
Series TRS of Ladder Capital Finance II LLC	Delaware
Ladder Capital Finance III Series LLC	Delaware
Ladder Capital Finance VI REIT LLC	Delaware
Ladder Capital Finance VI TRS LLC	Delaware
Ladder Capital Finance VII REIT LLC	Delaware
Ladder Capital Finance VII TRS LLC	Delaware
Ladder Capital Finance VIII MEZZ REIT LLC	Delaware
Ladder Capital Finance VIII MEZZ TRS LLC	Delaware
Ladder Capital Finance VIII REIT LLC	Delaware
Ladder Capital Finance VIII TRS LLC	Delaware
Ladder Capital Finance Portfolio II LLC	Delaware
Ladder Capital Realty II LLC	Delaware
Ladder Corporate Revolver I LLC	Delaware
LMEZZ 250 W90 LLC	Delaware
Tuebor TRS II LLC	Michigan
Tuebor REIT Sub LLC	Michigan

Securities Subsidiaries
Ladder Capital Finance Portfolio LLC	Delaware
Ladder Capital Realty CMBS IV LLC	Delaware
Tuebor Securities LLC	Michigan

Real Estate/Real Estate-Related Subsidiaries
24 Second Avenue Holdings LLC	New York
24 Second Avenue JV Member LLC	Delaware
24 Second Avenue Owner LLC	Delaware
301 Peoria IL LLC	Delaware
4147 GR Owner LLC	Delaware
443 Lafayette Park Owner LLC	Delaware
444 Lafayette Park Owner LLC	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

500 Lafayette Park Owner LLC	Delaware
5010 GR Owner LLC	Delaware
520 Lafayette Park Owner LLC	Delaware
Brookside JV Seller Member LLC	Delaware
Grace Lake II, LLC	Delaware
Grace Lake JV, LLC	Delaware
Grace Lake Mezz LLC	Delaware
Grand Rapids JV LLC	Delaware
Grand Rapids JV Member LLC	Delaware
ICON Owner LLC	Delaware
Isla Vista JV LLC	Delaware
Isla Vista JV Member LLC	Delaware
Isla Vista Mezzanine LLC	Delaware
Isla Vista Owner LLC	Delaware
IOP JV LLC	Delaware
IOP JV Member LLC	Delaware
La Cienega JV Member LLC	Delaware
La Cienega JV, LLC	Delaware
LACCBSC LLC	Delaware
LACSVGA LLC	Delaware
Ladder Capital CRE Equity LLC	Delaware
Ladder Grace Lake Member LLC	Delaware
Ladder TRS Equity LLC	Delaware
Lafayette JV LLC	Delaware
Lafayette JV Member LLC	Delaware
Lafayette Parking Owner LLC	Delaware
LAG Memphis LLC	Delaware
LAS Evansville LLC	Delaware
LAS Wichita LLC	Delaware
LBA Tract E Jacksonville FL LLC	Delaware
LBA Tracts C and G Jacksonville FL LLC	Delaware
LBW Bellport LLC	Delaware
LBW Mooresville LLC	Delaware
LBW Portfolio I LLC	Delaware
LBW Rotterdam LLC	Delaware
LBW Saratoga LLC	Delaware
LBW Sennett LLC	Delaware
LBW Vineland LLC	Delaware
LBW Waldorf LLC	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

LBWNDMA LLC	Delaware
LBWPIMA LLC	Delaware
LC Carmel Retail LLC	Delaware
LDG Aroma Park IL LLC	Delaware
LDG Aurora LLC	Delaware
LDG Battle Lake LLC	Delaware
LDG Bloomington IL LLC	Delaware
LDG Bolivar MO LLC	Delaware
LDG Borger TX LLC	Delaware
LDG Bridgeport IL LLC	Delaware
LDG Canyon Lake GP LLC	Delaware
LDG Canyon Lake LP	Delaware
LDG Cape Girardeau MO LLC	Delaware
LDG Carthage MO LLC	Delaware
LDG Champaign IL LLC	Delaware
LDG Carmi IL LLC	Delaware
LDG Danville IL LLC	Delaware
LDG De Soto IA LLC	Delaware
LDG Decatur Pershing IL LLC	Delaware
LDG Decatur Sunnyside IL LLC	Delaware
LDG Denver IA LLC	Delaware
LDG Dimmitt TX LLC	Delaware
LDG Dryden MI LLC	Delaware
LDG East Peoria (Meadows) IL LLC	Delaware
LDG Effingham IL LLC	Delaware
LDG Farmington IL LLC	Delaware
LDG Flora Vista NM LLC	Delaware
LDG Floresville TX LLC	Delaware
LDG Foley MN LLC	Delaware
LDG Gladwin MI LLC	Delaware
LDG Hanna City IL LLC	Delaware
LDG Iberia LLC	Delaware
LDG Isle LLC	Delaware
LDG Jackson MO LLC	Delaware
LDG Jefferson City MO LLC	Delaware
LDG Jesup IA LLC	Delaware
LDG Kawkawlin MI LLC	Delaware
LDG Kerrville TX LLC	Delaware
LDG Kirbyville MO LLC	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

LDG Lamar MO LLC	Delaware
LDG Lebanon MO LLC	Delaware
LDG Linn MO LLC	Delaware
LDG Mercedes TX LLC	Delaware
LDG Milford IA LLC	Delaware
LDG Montrose MN LLC	Delaware
LDG Moscow Mills MO LLC	Delaware
LDG Mountain Grove MO LLC	Delaware
LDG New Hampton IA LLC	Delaware
LDG Odgen IA LLC	Delaware
LDG Pawnee IL LLC	Delaware
LDG Paynesville LLC	Delaware
LDG Pelican Rapids MN LLC	Delaware
LDG Peoria IL LLC	Delaware
LDG Peoria SW Ave IL LLC	Delaware
LDG Philo IL LLC	Delaware
LDG Pinconning MI LLC	Delaware
LDG Pine Island LLC	Delaware
LDG Pleasanton TX GP LLC	Delaware
LDG Pleasanton TX LP	Delaware
LDG Port O’Connor TX LLC	Delaware
LDG Rantoul IL LLC	Delaware
LDG Red Oak LLC	Delaware
LDG Rice MN LLC	Delaware
LDG Ridgedale MO LLC	Delaware
LDG Rockford MN LLC	Delaware
LDG San Antonio TX LLC	Delaware
LDG Shelbyville IL LLC	Delaware
LDG Springfield IL LLC	Delaware
LDG St Charles MN LLC	Delaware
LDG St Francis LLC	Delaware
LDG Tremont IL LLC	Delaware
LDG Troy MO LLC	Delaware
LDG Union MO LLC	Delaware
LDG Wabasha MN LLC	Delaware
LDG Warren LLC	Delaware
LDG Wheaton LLC	Delaware
LDG Wheeler GP LLC	Delaware
LDG Wheeler LP	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

LDG Wilmington IL LLC	Delaware
LDG Winterset IA LLC	Delaware
LDG Wonder Lake IL LLC	Delaware
LDG Yorktown LP	Delaware
LDG Zapata LP	Delaware
LDGDSFL LLC	Delaware
LDGOCFL LLC	Delaware
LDGSSFL LLC	Delaware
LFD Albion PA LLC	Delaware
LFD Biscoe NC LLC	Delaware
LFD Malone NY LLC	Delaware
LFD Moultrie GA LLC	Delaware
LFD Mt Vernon AL LLC	Delaware
LFD Radford VA LLC	Delaware
LFD Rockingham NC LLC	Delaware
LFD Rose Hill NC LLC	Delaware
LFD Rural Retreat VA LLC	Delaware
LHB Kings Mountain LLC	Delaware
LHL Jacksonville LLC	Delaware
LHP Conyers LLC	Delaware
LHPS Grove OK LLC	Delaware
LHR Wayne LLC	Delaware
LHV Ankeny LLC	Delaware
LHV Cedar Rapids LLC	Delaware
LHV Fairfield LLC	Delaware
LHV Muscatine LLC	Delaware
LHV Owatonna LLC	Delaware
LHV Sheldon LLC	Delaware
LHV Springfield LLC	Delaware
Lithia Springs, LLC	Delaware
Lithia Springs JV Member LLC	Delaware
Lithia Springs Holdings, LLC	Delaware
Lingerfelt Office Properties II LLC	Delaware
Lingerfelt Office Properties LLC	Delaware
LKLS Minot ND LLC	Delaware
LRF Ewing NJ LLC	Delaware
LRS Bixby OK LLC	Delaware
LRS Jenks OK LLC	Delaware
LSC Ofallon LLC	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

LTU Crum Lynne PA LLC	Delaware
LVT JV LLC	Delaware
LVT JV Member LLC	Delaware
LVT Owner LLC	Delaware
LWAG Abingdon LLC	Delaware
LWAG Aiken LLC	Delaware
LWAG Durant LLC	Delaware
LWAG Fayetteville NC LLC	Delaware
LWAG Gallatin LLC	Delaware
LWAG Greenwood AR LLC	Delaware
LWAG Hilliard LLC	Delaware
LWAG Johnson City LLC	Delaware
LWAG Millbrook LLC	Delaware
LWAG Mount Airy LLC	Delaware
LWAG Niles LLC	Delaware
LWAG Ooltewah LLC	Delaware
LWAG Palmview LLC	Delaware
LWAG Ponce PR LLC	Delaware
LWAG Youngstown LLC	Delaware
LWAGDVGA LLC	Delaware
LWAGEKMD LLC	Delaware
LWAGLBGA LLC	Delaware
LWAGSBSC LLC	Delaware
LWAGLXSC LLC	Delaware
LWAGSBSC LLC	Delaware
LWAGTPMS LLC	Delaware
Nemours JV LLC	Delaware
Nemours JV Member LLC	Delaware
ONP JV LLC	Delaware
ONP JV Member LLC	Delaware
ONP Owner LLC	Delaware
ONP Rooftop JV LLC	Delaware
ONP Rooftop JV Member LLC	Delaware
Pelham JV Member LLC	Delaware
Pinebrook Associates Holdings, LP	Delaware
Pinebrook Associates GP, LLC	Delaware
Pinebrook JV Member LLC	Delaware
Pinebrook Partners Holdings, LP	Delaware
Pinebrook Property GP, LLC	Delaware

Exact Name of Subsidiaries or Registrant as Specified in their Charter	State or Other Jurisdiction of Incorporation or Organization

Pinebrook Property Holdings LP	Delaware
ROIF Bloom, LLC	South Carolina
SLF - El Monte Coaches LLC	Delaware
SLF - El Monte JV Seller LLC	Delaware
SLF - El Monte JV, LLC	Delaware
SLF - El Monte Owner, LLC	Delaware
TS Bennett LLC	Delaware
TS EL Centro LLC	Delaware
TS Woodland LLC	Delaware

Securitization-Related Subsidiaries
Ladder Capital Commercial Mortgage Securities LLC (Depositor for Single Asset Securitization)	Delaware
Ladder CRE 1 Parent LLC	Delaware
Ladder CRE FL1 Parent LLC	Delaware
Ladder CRE 2 Parent LLC	Delaware
Ladder CRE CLO Finance LLC	Delaware
LCCM 2017-FL1 CRE Trust	Delaware
LCCM 2017-FL2 CRE Trust	Delaware

Other Subsidiaries
Ladder Capital Finance Corporation (Co-Issuer of Corporate Debt)	Delaware

EXHIBIT A

The information appearing in the General Disclosure Package and the Prospectus has been furnished by the Agent expressly for use in the preparation of the Prospectus consists only of the name of the Agent.

The Agent confirms and the Transaction Entities acknowledge and agree that the information set forth above constitutes the only information furnished in writing to the Company by the Agent specifically for inclusion in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus.

EXHIBIT B

LADDER CAPITAL CORP

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[  ], 20[  ]

The undersigned, the Chief Financial Officer of Ladder Capital Corp, a Delaware corporation (the “Company”), pursuant to Section 6(e) of each At-the-Markey Equity Distribution Agreement (each an “Equity Distribution Agreement”), dated as of January 3, 2019, by and among the Company and Ladder Capital Finance Holdings LLLP, on the one hand, and each of Raymond James & Associates, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley FBR, Inc. (each an “Agent” and collectively, the “Agents”), relating to the offer and sale by the Company of shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), hereby certifies that he is authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreements.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company and not in any individual capacity, as follows:

(1) I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Covered Information”), which is included in the Registration Statement, the General Disclosure Package and the Prospectus; (2) in connection with the compilation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data; and (3) in the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Information is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Information does not fairly and accurately state the information presented therein in all material respects.

This Certificate is being furnished to the Agents to assist them in conducting their investigation of the Company in connection with the offering of the Shares. Each of Kirkland & Ellis LLP, counsel to the Company, and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Agents, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 6(b) and 6(c), respectively, of the Equity Distribution Agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has hereto signed his name as of the date first above written.

LADDER CAPITAL CORP

By:
Name:
Title:

EXHIBIT C

LADDER CAPITAL CORP

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[                        ], 20[  ]

The undersigned, the Chief Financial Officer of Ladder Capital Corp, a Delaware corporation (the “Company”), pursuant to Section 6(e) of each At-the-Markey Equity Distribution Agreement (each an “Equity Distribution Agreement”), dated as of January 3, 2019, by and among the Company and Ladder Capital Finance Holdings LLLP, on the one hand, and each of Raymond James & Associates, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and B. Riley FBR, Inc. (each an “Agent” and collectively, the “Agents”), relating to the offer and sale by the Company of shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), hereby certifies that he is authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreements.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company and not in any individual capacity, as follows:

(1)         The undersigned is knowledgeable with respect to the internal accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and has responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

(2)         The undersigned has reviewed the Quarterly Report on Form 10-Q for the [        ] months ended [               ], 20[    ] (the “Report”), incorporated by reference into the Registration Statement.

(3)         In connection with the filing of the Report by the Company, that, to the best of the undersigned’s knowledge:

(a)         The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(b)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

(4)         Based on the undersigned’s knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Report.

(5)         Based on the undersigned’s knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

This Certificate is being furnished to the Agents to assist them in conducting their investigation of the Company in connection with the offering of the Shares. Each of Kirkland & Ellis LLP, counsel to the Company, and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Agents, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 6(b) and 6(c), respectively, of the Equity Distribution Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereto signed his name as of the date first above written.

LADDER CAPITAL CORP

By:
Name:
Title:

Annex 1

LADDER CAPITAL CORP

Class A Common Stock
($0.001 par value)

TERMS AGREEMENT

[                     ]

[                     ]

[                     ]

Ladies and Gentlemen:

Ladder Capital Corp, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Equity Distribution Agreement, dated January 3, 2019 (the “Equity Distribution Agreement”), among the Company, Ladder Capital Finance Holdings LLLP and [                     ] (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”).  Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Equity Distribution Agreement.

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time, except that each representation and warranty in Section 1 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and each Settlement Date in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Sales Agents, the Company and the Operating Partnership in accordance with its terms.

THIS TERMS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE

INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Very truly yours,

LADDER CAPITAL CORP

By:
Name:
Title:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:
Name:
Title

Accepted as of the date hereof:

[ ]

By:
Name:
Title: